Exhibit 99.1

Regal Entertainment Group Reports Results for Fiscal

Second Quarter 2010 and Declares Quarterly Dividend

Knoxville, Tennessee — July 29, 2010 — Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States, today announced fiscal second quarter 2010 results.

Total revenues for the second quarter ended July 1, 2010 were $730.7 million compared to total revenues of $789.2 million for the second quarter ended July 2, 2009.  Net income attributable to controlling interest in the second quarter of 2010, which included an $11.5 million after-tax loss on debt extinguishment, was $4.8 million compared to $40.5 million in the second quarter of 2009.  Diluted earnings per share was $0.03 for the second quarter of 2010 compared to $0.26 for the second quarter of 2009.  Adjusted diluted earnings per share(1) was $0.12 for the second quarter of 2010 compared to $0.30 for the second quarter of 2009.  Adjusted EBITDA(2) was $128.4 million for the second quarter of 2010 and $167.1 million for the second quarter of 2009.  Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Regal’s Board of Directors also today declared a cash dividend of $0.18 per Class A and Class B common share, payable on September 17, 2010, to stockholders of record on September 9, 2010.  The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

“We continue to be pleased with the pace of our digital cinema and 3D rollout and were happy to complete the acquisition of eight theatres  from AMC in late June,” stated Amy Miles, CEO of Regal Entertainment Group. “We are also encouraged by the year-to-date and early third quarter box office results and the outlook for the remainder of the year,” Miles continued.

Forward-looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2010. All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

Regal Entertainment Group management will conduct a conference call to discuss second quarter 2010 results on July 29, 2010 at 4:30 p.m. (Eastern Time).  Interested parties can listen to the call live on the Internet through the investor relations section of the Company’s Web site: www.REGmovies.com, or by dialing 877-407-0778 (Domestic) and 201-689-8565 (International). Please dial in to the call at least 5 - 10 minutes prior to the start of the call or go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software.  When prompted, ask for the Regal Entertainment

Group conference call.  A replay of the call will be available beginning approximately two hours following the call.  Those interested in listening to the replay of the conference call should dial 877-660-6853 (Domestic) or 201-612-7415 (International) and enter account #286 and conference call ID #337878.  In addition, this press release and other pertinent statistical and financial information are available in the investor relations section of the Company’s Web site: www.REGmovies.com.

About Regal Entertainment Group:

Regal Entertainment Group (NYSE: RGC) is the largest motion picture exhibitor in the world. The Company’s theatre circuit, comprising Regal Cinemas, United Artists Theatres and Edwards Theatres, operates 6,777 screens in 547 locations in 38 states and the District of Columbia. Regal operates theatres in 43 of the top 50 U.S. designated market areas. We believe that the size, reach and quality of the Company’s theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations.

Additional information is available on the Company’s Web site at www.REGmovies.com.

Financial Contacts:	Media Contact:

Don De Laria	Dick Westerling
Regal Entertainment Group	Regal Entertainment Group
Vice President — Investor Relations	Senior Vice President - Marketing
865-925-9685	865-925-9539
don.delaria@REGmovies.com

Regal Entertainment Group

Consolidated Statements of Income Information

For the Fiscal Quarters and Two Quarters Ended 7/1/10 and 7/2/09

(in millions, except per share data)

(unaudited)

	Quarter Ended		Two Quarters Ended
	July 1, 2010	July 2, 2009	July 1, 2010	July 2, 2009
Revenues
Admissions	$506.0	$541.7	$1,012.0	$1,001.2
Concessions	192.6	214.9	377.6	394.3
Other operating revenues	32.1	32.6	60.9	59.3
Total revenues	730.7	789.2	1,450.5	1,454.8

Operating expenses
Film rental and advertising costs	269.8	293.4	536.5	523.1
Cost of concessions	26.8	31.7	53.5	55.7
Rent expense	94.3	95.6	189.0	188.5
Other operating expenses	199.6	195.8	398.5	381.7
General and administrative expenses (including share-based compensation expense of $2.1 and $1.0 for the quarters ended July 1, 2010 and July 2, 2009, respectively, and $3.6 and $2.6 for the two quarters ended July 1, 2010 and July 2, 2009, respectively)	17.2	15.4	33.1	30.7
Depreciation and amortization	54.4	50.5	110.6	100.4
Net loss on disposal and impairment of operating assets	2.6	10.5	15.7	15.9
Income from operations	66.0	96.3	113.6	158.8

Interest expense, net	35.7	37.0	71.7	74.2
Earnings recognized from NCM	(3.3)	(8.8)	(20.0)	(19.4)
Loss on debt extinguishment	18.4	—	18.4	—
Other, net	6.2	0.8	7.0	1.0
Income before income taxes	9.0	67.3	36.5	103.0
Provision for income taxes	4.3	26.9	15.4	41.3
Net income	4.7	40.4	21.1	61.7
Noncontrolling interest, net of tax	0.1	0.1	0.2	0.1
Net income attributable to controlling interest	$4.8	$40.5	$21.3	$61.8

Diluted earnings per share	$0.03	$0.26	$0.14	$0.40
Adjusted diluted earnings per share(1)	$0.12	$0.30	$0.27	$0.46
Weighted average number of diluted shares outstanding	154.4	154.1	154.6	154.1

Consolidated Summary Balance Sheet Information

(dollars in millions)

(unaudited)

	As of July 1, 2010	As of Dec. 31, 2009

Cash and cash equivalents	$225.1	$328.1
Total assets	2,575.0	2,637.7
Total debt	1,976.6	1,997.1
Total stockholders’ deficit of Regal Entertainment Group	(282.3)	(246.1)

Operating Data

(unaudited)

	Quarter Ended		Two Quarters Ended
	July 1, 2010	July 2, 2009	July 1, 2010	July 2, 2009

Theatres at period end	547	549	547	549
Screens at period end	6,777	6,778	6,777	6,778
Average screens per theatre	12.4	12.3	12.4	12.3
Attendance (in thousands)	57,823	66,315	116,380	124,484
Average ticket price	$8.75	$8.17	$8.70	$8.04
Average concessions per patron	$3.33	$3.24	$3.24	$3.17

Reconciliation of EBITDA to Net Cash Provided by Operating Activities

(dollars in millions)

(unaudited)

	Quarter Ended		Two Quarters Ended
	July 1, 2010	July 2, 2009	July 1, 2010	July 2, 2009

EBITDA	$99.2	$154.9	$219.0	$277.7
Interest expense, net	(35.7)	(37.0)	(71.7)	(74.2)
Provision for income taxes	(4.3)	(26.9)	(15.4)	(41.3)
Deferred income taxes	(6.2)	(2.7)	(12.4)	(4.3)
Changes in operating assets and liabilities	(36.9)	41.9	(47.5)	46.3
Loss on debt extinguishment	18.4	—	18.4	—
Other items, net	14.2	18.2	36.2	32.6
Net cash provided by operating activities	$48.7	$148.4	$126.6	$236.8

Reconciliation of EBITDA to Adjusted EBITDA

(dollars in millions)

(unaudited)

	Quarter Ended		Two Quarters Ended
	July 1, 2010	July 2, 2009	July 1, 2010	July 2, 2009

EBITDA	$99.2	$154.9	$219.0	$277.7
Net loss on disposal and impairment of operating assets	2.6	10.5	15.7	15.9
Share-based compensation expense	2.1	1.0	3.6	2.6
Loss on debt extinguishment	18.4	—	18.4	—
Noncontrolling interest, net of tax and other, net	6.1	0.7	6.8	0.9
Adjusted EBITDA(2)	$128.4	$167.1	$263.5	$297.1

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

(dollars in millions)

(unaudited)

	Quarter Ended		Two Quarters Ended
	July 1, 2010	July 2, 2009	July 1, 2010	July 2, 2009

Net cash provided by operating activities	$48.7	$148.4	$126.6	$236.8
Capital expenditures	(33.1)	(33.0)	(54.2)	(60.9)
Proceeds from asset sales	20.3	—	20.4	0.4
Free cash flow(2)	$35.9	$115.4	$92.8	$176.3

Reconciliation to Diluted Earnings Per Share and Net Income Attributable to Controlling Interest

(dollars in millions, except per share data)

(unaudited)

	Quarter Ended		Two Quarters Ended
	July 1, 2010	July 2, 2009	July 1, 2010	July 2, 2009

Net income attributable to controlling interest	$4.8	$40.5	$21.3	$61.8
Loss on debt extinguishment, net of related tax effects	11.5	—	11.5	—
Net loss on disposal and impairment of operating assets, net of related tax effects	1.6	6.3	9.5	9.6
Net income attributable to controlling interest, excluding loss on debt extinguishment, net of related tax effects and net loss on disposal and impairment of operating assets, net of related tax effects	$17.9	$46.8	$42.3	$71.4

Weighted average number of diluted shares outstanding	154.4	154.1	154.6	154.1

Adjusted diluted earnings per share(1)	$0.12	$0.30	$0.27	$0.46
Diluted earnings per share	$0.03	$0.26	$0.14	$0.40

(1)          We have included adjusted diluted earnings per share, which is diluted earnings per share excluding loss on debt extinguishment, net of related tax effects and net loss on disposal and impairment of operating assets, net of related tax effects, because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(2)          Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization expense, net loss on disposal and impairment of operating assets, share-based compensation expense, loss on debt extinguishment, and noncontrolling interest, net of tax and other, net) was approximately $128.4 million for the quarter ended July 1, 2010.  We believe EBITDA, Adjusted EBITDA and Free Cash Flow provide useful measures of cash flows from operations for our investors because EBITDA, Adjusted EBITDA and Free Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the liquidity of our Company.  EBITDA, Adjusted EBITDA and Free Cash Flow are not measurements of liquidity under U.S. generally accepted accounting principles and should not be considered in isolation or construed as a substitute for other operations data or cash flow data prepared in accordance with U.S. generally accepted accounting principles for purposes of analyzing our liquidity.  In addition, not all funds depicted by EBITDA, Adjusted EBITDA and Free Cash Flow are available for management’s discretionary use.  For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company’s 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2010.  EBITDA, Adjusted EBITDA and Free Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.